Exhibit 99.1

JetPay Corporation Names Michael Collester as

Chief Operating Officer

Berwyn, PA- August 29, 2016 - JetPay Corporation ("JetPay" or the "Company") (NASDAQ: JTPY), a leading provider of debit and credit card processing services, payroll and human capital management, and prepaid card services, announced today that Michael Collester has been named Chief Operating Officer (“COO”).

“We are fortunate to have the talent and leadership within JetPay necessary to fill this important position,” said Diane (Vogt) Faro, CEO of JetPay. “Over his career, Michael has a track record of building companies focused on delivering results. His entrepreneurial spirit and ability to lead effectively will continue to contribute to the overall success of JetPay.”

Prior to being named COO, Mr. Collester served as the President of JetPay’s Langhorne, PA location. His responsibilities encompassed overseeing customer service, technical initiatives, finance, and sales management.

Mr. Collester has more than 25 years of executive experience in the strategic partner and merchant services space. In 1989, he founded ACI Merchant Services, Inc., a merchant services provider dedicated exclusively to serving financial institutions. ACI later became recognized as the premier Agent/Referral Bank processing company in the United States and, in 2000, merged with Fifth Third Bank. In 2004, Mr. Collester formed ACI Merchant Systems, LLC, which was acquired by JetPay in November 2014 and currently focuses on financial institution and other strategic partnerships.

“I’m excited about the opportunity to lead JetPay into its next phase of operational excellence and innovation,” commented Mr. Collester. “I look forward to the opportunity to build upon JetPay’s successes and to help the company reach new heights for its customers, employees and shareholders.”

About JetPay Corporation

JetPay Corporation, based in Berwyn, PA, is a leading provider of vertically integrated solutions for businesses including card acceptance, processing, payroll, payroll tax filing, human capital management and other financial transactions. JetPay provides a single vendor solution for payment services, debit and credit card processing, ACH services, and payroll and human capital management needs for businesses throughout the United States. The Company also offers low-cost payment choices for the employees of these businesses to replace costly alternatives. The Company's vertically aligned services provide customers with convenience and increased revenues by lowering payments-related costs and by designing innovative, customized solutions for internet, mobile, and cloud-based payments. Please visit www.jetpay.com for more information on what JetPay has to offer or call 866-4JetPay (866-453-8729).

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. JetPay’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside JetPay’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to, (a) the ability of JetPay and CSI to promptly and effectively integrate their respective businesses, (b) the outcome of any legal proceedings that may be instituted in connection with JetPay’s acquisition of CSI, (c) the ability to retain key employees of JetPay and CSI , (d) our continued compliance with the financial and other covenants of the instruments governing our indebtedness, and (e) those described under the heading “Risk Factors” in the Company’s Annual Report filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the fiscal year ended December 31, 2015, the Company’s Quarterly Reports on Forms 10-Q and the Company’s Current Reports on Form 8-K.

JetPay cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in JetPay’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning JetPay or other matters and attributable to JetPay or any person acting on its behalf, are expressly qualified in their entirety by the cautionary statements above. JetPay cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. JetPay does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts

JetPay Corporation	JetPay Corporation
Peter B. Davidson	Gregory M. Krzemien
Vice Chairman and Corporate Secretary	Chief Financial Officer
(484) 324-7980	(484) 324-7980
Peter.Davidson@jetpaycorp.com	gkrzemien@jetpaycorp.com

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